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                                                                   EXHIBIT 10.10

RACC
[AMENDED AND RESTATED]
SECURITY AGREEMENT
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                      RAYTHEON AIRCRAFT CREDIT CORPORATION

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[Great Lakes Aviation, Ltd. (the "Debtor") and Raytheon Aircraft Credit
Corporation ("RACC") are parties to a Promissory Note (the "Existing Promissory Note") and a Security Agreement (the "Existing Security Agreement"), each dated __________, which provide for the secured financing of the Aircraft as defined below. Pursuant to a Restructuring Agreement entered into by and between RACC and Debtor as of the date hereof (the "Restructuring Agreement"), Debtor and RACC have agreed to amend and restate the Existing Promissory Note to provide for, among other things, the restructuring of the financing of the Aircraft, and as a result, have entered into an amended and restated promissory note as of the date hereof (as originally executed and if amended, varied or supplemented from time to time, as so amended, the "Promissory Note"), upon the terms and subject to the conditions of which RACC has agreed to refinance the Aircraft. It is a condition precedent to the effectiveness of the Restructuring Agreement and the restructuring of the Aircraft financing under the Existing Promissory Note that, in order to further secure the payment and performance in full of all of the obligations of the Debtor to RACC under or in respect of the Restructuring Agreement, the Promissory Note and the other Transaction Documents as defined in the Restructuring Agreement that the Debtor and RACC amend and restate the Existing Security Agreement in its entirety pursuant to this Agreement and the Existing Security Agreement is hereby so amended and restated in its entirety as follows:] [USE THIS LANGUAGE ONLY IF SECURITY AGREEMENT IS BEING AMENDED AND RESTATED]

1. Grant of Security Interest. To secure the payment and performance of all of the obligations due Raytheon Aircraft Credit Corporation (hereinafter referred to as "RACC") by Great Lakes Aviation, Ltd. (hereinafter referred to as "Debtor") under [that certain Promissory Note (hereinafter referred to as the "Promissory Note"), dated of even date herewith] [the Promissory Note], and any renewals, extensions or changes in form thereof, and of any and all other indebtedness of Debtor to RACC, either direct or indirect, absolute or contingent, whether now existing or hereafter arising, including all such obligations or indebtedness that would become due but for the operation of the automatic stay pursuant to Section 362(a) of the Federal Bankruptcy Code and the operation of Sections 502(b) and 506(b) of the Federal Bankruptcy Code and including, without limitation, post-petition interest, and including, without limitation, all "Obligations" as defined in the Restructuring Agreement (collectively, the "Obligations"), Debtor hereby grants to RACC a security interest in the following property and in all additions and accessions thereto and substitutions and replacements thereof, all unearned insurance premiums and insurance proceeds, and the proceeds of all of the foregoing (all of said property is hereinafter collectively referred to as the "Collateral"):

A. Raytheon Aircraft Company Aircraft Model [Aircraft], Serial Number [Serial], Registration Number N [Tail_No] (the "Aircraft"), together with all other property used in the operation of the Aircraft or reflecting use or maintenance of the Aircraft, including but not limited to all engines, propellers, instruments, avionics, equipment and accessories attached to, connected with, located in or removed from the Aircraft and all logs, manuals and maintenance records.

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         Aircraft Engines: Make: [Engine_Make]; Model: [Engine_Model]; Shaft
         Horsepower: over 750; Serial Number (L): [Left_Serial]; Serial Number
         (R): [Right_Serial] (each of which is capable of producing 750 or more rated takeoff horsepower), together with any replacement engines.

         Aircraft Propellers: Hub Make: [Hub_Make]; Hub Model: [Hub_Model]; Hub Serial Number (L): [Hub_Left_Serial]; Hub Serial Number (R):
         [Hub_Right_Serial] (each of which is capable of producing 750 or more rated takeoff horsepower), together with any replacement propellers.

B. All contracts and agreements of every kind (oral and written), contract rights, rights to receive payments, goods or services of every kind, general intangibles, chattel paper and accounts, whether now existing or owned or hereafter arising or acquired, governing, relating to or arising out of Debtor's right, title or interest in the Aircraft.

C. All proceeds of the foregoing, including, without limitation, all contract rights, general intangibles, accounts, cash, and goods, all payments under any insurance covering the Aircraft and any of its engines, propellers, equipment, accessories and accessions.

The security interest granted herein is a purchase money security interest under the Kansas Uniform Commercial Code.

2. Debtor's Warranty of Title and Citizenship. Except for the security interest granted under this Security Agreement, Debtor warrants that Debtor is (or, to the extent that the Collateral is to be acquired hereafter, will be) and shall remain at all times the owner of the Collateral free from any prior security interest, lien or encumbrance. WITHOUT IN ANY WAY LIMITING THE FOREGOING, CUSTOMER SHALL NOT SELL, TRANSFER, ASSIGN, SUBLEASE, CONVEY, PLEDGE, MORTGAGE OR OTHERWISE ENCUMBER ITS OR RACC'S INTEREST IN AND TO THE AIRCRAFT, AND ANY SUCH SALE, TRANSFER, ASSIGNMENT, SUBLEASE, CONVEYANCE, PLEDGE, MORTGAGE OR ENCUMBRANCE, WHETHER BY OPERATION OF LAW OR OTHERWISE, WITHOUT THE PRIOR WRITTEN CONSENT OF RACC SHALL BE NULL AND VOID.

Debtor will defend the Collateral against all claims and demands of all persons claiming interest therein. Debtor further warrants that it is and shall remain at all times a citizen of the United States as defined by 49 U.S.C. Section 40102.

3. Debtor Will Execute and Deliver Documents. Debtor will, at RACC's request, furnish RACC such information and execute and deliver to RACC such documents and do all such acts and things as RACC may reasonably request as are necessary or appropriate to assist RACC in establishing and maintaining a valid security interest in the Collateral and to assure that the Collateral is properly titled and registered and the security interest perfected to RACC's reasonable satisfaction. Debtor will pay the cost of filing all appropriate documents in all public offices where RACC deems such filings necessary or desirable.

4. Operation, Maintenance and Repair. Debtor shall operate, maintain and repair the Collateral and retain actual control and possession thereof in accordance with the following provisions:

    4a. Debtor shall have complete use of the Collateral until default, and Debtor shall use, operate, maintain and store the Collateral, or any part thereof, properly, carefully and in compliance with all applicable statutes, ordinances, regulations, policies of insurance and manufacturer's recommendation and operating and maintenance manuals.

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    4b. Debtor agrees that the Collateral will be operated only by duly certificated and qualified pilots and shall maintain U.S. registry and shall be based within the geographical boundaries of the United States.

    4c. Debtor shall be responsible for and pay for all expenses of owning and operating the Collateral, including but not limited to storage, fuel, lubricants, service, inspections, overhauls, replacements, maintenance and repairs, all in compliance with the manufacturer's operating and maintenance manuals, and in compliance with operating and maintenance manuals approved by the FAA, and with FAA rules and regulations. Debtor shall properly maintain all records pertaining to the maintenance and operation of the Collateral.

    4d. Debtor will use reasonable care to prevent the Aircraft from being damaged or injured and will promptly (but in no event later than 60 days after discovery) replace any part or component of the Aircraft that may be damaged, worn out, lost, destroyed, confiscated or otherwise rendered unsatisfactory or unavailable for use.

5. Insurance. Debtor shall, at all times and at its sole expense, obtain and carry the types and amounts of insurance coverage specified below:

         (a) "All Risk" type hull insurance on the Aircraft in the kind and form satisfactory to RACC, including Comprehensive Ground and Flight Coverage and Fire and Extended Risk Coverage, both In-Flight and Not In-Flight, in amounts not less than the unpaid principal balance owed under the Promissory Note plus interest. All policies of insurance carried in accordance with this paragraph (a) shall name RACC as a Loss Payee and provide that the insurance proceeds from any loss involving the Aircraft shall be paid as follows (1) any loss not exceeding U.S. $100,000.00 shall be payable to Debtors with notice to RACC; (2) any loss exceeding $100,000.00 shall be jointly payable to RACC and Debtor, and (3) any total loss of the Aircraft shall be payable solely to RACC up to the amount of the unpaid principal sum and accrued interest and other charges owed by Debtor under the Promissory Note. The policies shall include coverage against the perils of strikes, riots, civil commotions or labor disturbances, and any act of vandalism outside of the United States. The policies shall also specify that (i) any losses shall be adjusted by the insurer with the Debtor, with notice thereof being provided to RACC and the Aircraft manufacturer, and (ii) RACC and the Aircraft manufacturer shall have the right to fully inspect the Aircraft prior to, during and after repair of any loss involving the Aircraft.

         (b) Legal liability insurance, in the kind and form satisfactory to RACC, with limits no less than $50,000,000.00 of combined single limit per occurrence, for bodily injury and property damage (including passengers). All policies of insurance carried in accordance with this paragraph (b) shall name Debtor as the primary insured and RACC as an additional insured thereunder.

All policies maintained by Debtor in accordance with subsections (a) and (b) above shall also comply with the following requirements:

         (1) be issued by insurers of recognized responsibility which are satisfactory to RACC;

         (2) provide that if such insurance is canceled for any reason whatsoever, or any substantial change is made in policy terms, conditions or coverage, or the policy is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to RACC until thirty (30) days after RACC's receipt of written

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                  notice from Debtor's insurers of the cancellation, change or lapse in policy terms, conditions or coverage;

         (3) provide that in respect of the interest of RACC in such policies, the insurance shall not be invalidated by any action or inaction of Debtor and shall insure RACC regardless of any breach or violation by Debtor of any warranty, declaration or condition contained in such policies;

         (4) be primary without right of contribution from any other insurance which is carried by RACC with respect to its interest in the Aircraft;

         (5) waive any right of subrogation of the insurer against RACC; provided, however, that the right of subrogation shall not be waived with respect to any acts or omissions on the part of RACC or the manufacturer of the Aircraft (or any of its subsidiaries) related to products sold, handled, distributed, repaired, serviced or maintained by said parties;

         (6) provide that the geographic limits, if any, contained in such policy shall include at a minimum all territories over which Debtor will operate the Aircraft; and

         (7) provide that RACC shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance policies.

Debtors shall furnish to RACC evidence of the aforesaid insurance coverage in certificate form. Evidence of renewal of each policy shall thereafter be furnished to RACC in certificate form. Debtor covenants that it will not do any act or voluntarily suffer or permit any act to be done whereby any insurance required hereunder shall or may be suspended, impaired or defeated. Upon the occurrence of an Event of Default, as defined in the Promissory Note, RACC may, at its option, apply insurance proceeds, in whole or in part, to (i) repair or replace the Aircraft or any part thereof or (ii) satisfy any or all of the Obligations. Any surplus proceeds are to be paid to Debtor.

6. Power of Attorney. Debtor hereby appoints RACC and its assigns or their designated agent as Debtor's attorney-in-fact, irrevocably, with full power of substitution, to collect all payments with respect to the Collateral, to receive all moneys (including, but not limited to, refunds or proceeds of insurance) that may become due under any policy insuring the Collateral and all awards payable in connection with the condemnation, requisition or seizure of the Collateral, or any part thereof, to execute proofs of claim, to endorse drafts, checks and other instruments for the payment of money payable to Debtor in payment of such insurance moneys and to do all other acts, things, take any actions (including the filing of financing statements or other documents, including, without limitation, those documents referred to in Section 3 hereof) or institute any proceedings that RACC may deem to be necessary or appropriate at any time to protect and preserve the interest of RACC in the Collateral, or in this Security Agreement or the Promissory Note.

7. Debtor's Possession. Until default, Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Security Agreement. RACC may examine and inspect the Collateral, wherever located, at all reasonable times. At its option, but without assuming any obligation to do so, RACC may discharge taxes, liens or security interests, or other encumbrances levied or asserted against the Collateral, may place and pay for insurance thereon, may order and pay for the repair, maintenance and preservation thereof, and may pay any necessary filing or recording fees. Amounts paid by RACC under the preceding sentence shall be added to Debtor's unpaid balance under the Promissory Note, shall be secured by the Collateral and shall be payable upon demand, together with interest at the rate computed as provided in Paragraph 2 of the Promissory Note until paid in full. Debtor shall at all times keep the Collateral, and any proceeds therefrom, separate and

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distinct from other property of the Debtor and shall keep accurate and complete records of the Collateral and any such proceeds.

8. Indemnity. Debtor assumes liability for, and hereby agrees to indemnify, protect, save, defend and keep harmless RACC, its agents, employees, officers, directors, shareholders, subsidiaries, affiliates, successors and assigns (for purposes of this Section 8, collectively "RACC"), on a net after-tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving or alleging product liability or strict or absolute liability in tort), actions, suits, demands, costs, expenses and disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever ("Claims") which may be imposed on, incurred by or asserted against RACC, whether or not RACC shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising hereunder, any other Transaction Document or any other documents contemplated hereby or thereby, or the performance or enforcement of any of the terms hereof or thereof, or in any way relating to or arising out of any Transaction Document or the performance or enforcement of any of the terms hereof or thereof, or in any way relating to or arising out of the assertion or enforcement of any manufacturer's, vendor's or dealer's warranties on the Aircraft or any part thereof (including, without limitation, any warranty of RAC), or in any way relating to or arising out of the manufacture, inspection, construction, purchase, pooling, interchange, acceptance, rejection, ownership, titling or re-titling, delivery, lease, sublease, possession, use, operation, maintenance, management, condition, registration or re-registration, sale, return, removal, repossession, storage or other disposition of the Aircraft or part thereof or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable, and any Claim for patent, trademark or copyright infringement).

Notwithstanding the foregoing, Debtor shall not be required to indemnify RACC for (a) any Claim caused solely and directly by the gross negligence or willful misconduct of the RACC or (b) any Claim in respect of the Aircraft arising from acts or events which occur after any and all other obligations of any kind whatsoever of Debtor hereunder and under the other Transaction Documents have been fully paid and/or performed, as the case may be, unless any such Claims were caused by Debtor (or any stockholder, director, officer, employee, successor, assignee, agent or servant of Debtor) or resulted or arose, directly or indirectly, from any acts, events or omissions of any kind whatsoever during the term hereof.

The liability of Debtor to make indemnification payments shall, notwithstanding any expiration or other termination (whether voluntary, as the result of an Event of Default, or otherwise) hereof or any of the other Transaction Documents, continue to exist until such indemnity payments are irrevocably made in full by Debtor and received by RACC. If any Claim is made against Debtor or RACC, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Debtor of any obligation hereunder.

9. Event of Default. Upon the occurrence of an Event of Default, as defined in the Promissory Note, (a) RACC shall have the right to exercise all remedies allowed by law, including, without limitation, those available to a secured party under the Uniform Commercial Code and (b) RACC may require Debtor to assemble the Collateral and make it available to RACC at a place to be designated by RACC which is reasonably convenient to both parties. The requirements of the Kansas Uniform Commercial Code for reasonable notification to Debtor of the time and place of any proposed public sale of the Collateral or of the time after which any private sale or other intended disposition is to be made, shall be met if such notice is mailed, postage prepaid, to Debtor's address, as shown herein, at least twenty (20) days before the time of the sale or disposition. After deduction of all reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like, together with reasonable costs of collection, attorneys' fees and legal expenses of RACC, and after the payment of the principal and interest due under the Promissory Note, the balance, if any, of the proceeds of the sale may be

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applied to the payment of any or all other Obligations, and to the satisfaction of indebtedness secured by any subordinate security interest in the Collateral of which RACC has received notice prior to distribution of the proceeds. Debtor shall be liable for any deficiency after application of such proceeds, to the extent permitted by law. After the occurrence of an Event of Default, Debtor agrees that, RACC may fly or otherwise move the Aircraft for demonstration and other purposes reasonably related to a proposed public or private sale or other disposition of the Collateral. Notwithstanding the foregoing, RACC may at its option and in its sole discretion keep idle, lease, or use or operate the Aircraft without any liability whatsoever. To the extent permitted by applicable law, Debtor hereby waives any rights now or hereafter conferred by statute or otherwise which may require RACC to sell, lease or otherwise use the Aircraft in mitigation of RACC's damages as set forth in this Section or otherwise provided herein or which may otherwise limit or modify any of RACC's rights or remedies under this Section or otherwise provided herein.

10. Waiver of Default. No waiver by RACC of any default shall be effective unless in writing, nor operate as a waiver of any other default or of the same default in the future.

11. Restriction on Transfer or Liens. Debtor will not, without the prior written consent of RACC, sell or otherwise transfer or encumber the Collateral, or any interest therein, or offer to do so or permanently remove or attempt to permanently remove the Collateral from the United States. Debtor will keep the Collateral free from any adverse security interest, lien or encumbrance and will not permit the Collateral to be attached or replevied.

12. Taxes. Debtor will promptly pay, or cause to be paid, when due, all taxes and assessments upon the Collateral or upon its use or operation or upon this Security Agreement and the obligations evidenced by the Promissory Note.

13. Change of Address. Debtor will notify RACC in writing of any change of address from that shown in this Security Agreement within ten (10) days of such change.

14. GOVERNING LAW AND CHOICE OF FORUM. THIS SECURITY AGREEMENT WAS MADE AND ENTERED INTO IN THE STATE OF KANSAS AND THE LAW GOVERNING THIS TRANSACTION SHALL BE THAT OF THE STATE OF KANSAS AS IT MAY FROM TIME TO TIME EXIST. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING BASED UPON THE PROVISIONS OF THIS SECURITY AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN EITHER THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS AT WICHITA, KANSAS, OR IN THE EIGHTEENTH JUDICIAL DISTRICT COURT OF SEDGWICK COUNTY, KANSAS, TO THE EXCLUSION OF ALL OTHER COURTS AND TRIBUNALS. NOTWITHSTANDING THE ABOVE, IN THE EVENT AN "EVENT OF DEFAULT" SHOULD OCCUR, RACC (AT ITS SOLE OPTION) MAY INSTITUTE A LEGAL PROCEEDING IN ANY JURISDICTION AS MAY BE APPROPRIATE IN ORDER FOR RACC TO OBTAIN POSSESSION OF THE COLLATERAL. THE PARTIES HEREBY CONSENT AND AGREE TO BE SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN SUCH PROCEEDINGS.

15. WAIVER OF RIGHT TO JURY TRIAL. ALL PARTIES TO THIS SECURITY AGREEMENT HEREBY VOLUNTARILY, KNOWINGLY AND IRREVOCABLY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN THE EVENT OF LITIGATION CONCERNING THIS SECURITY AGREEMENT.

16. Damages. To the extent that any party hereto is subject to liability for any breach under this Security Agreement, the liability of such party shall be limited to the actual and direct monetary damages caused by such breach. In no event shall any party hereto be liable for indirect, special,

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consequential, multiple or punitive damages, or any damage deemed to be of an indirect or consequential nature arising out of or related to its performance hereunder, whether based upon breach of contract, warranty, negligence and whether grounded in tort, contract, civil law or other theories of liability, including strict liability. To the extent that this limitation of liability conflicts with any other provision(s) in this Security Agreement, said provision(s) shall be regarded as amended to whatever extent required to make such provision(s) consistent with this Section 16.

17. Enforceability. The unenforceability of any provision hereof shall not affect the validity of any other provision hereof.

18. Binding Agreement. All obligations of Debtor hereunder shall bind the heirs, agents and attorneys-in-fact, successors and assigns of Debtor. If there be more than one Debtor, their liabilities shall be joint and several. All rights of RACC hereunder shall inure to the benefit of its successors and assigns.

19. Assignment. RACC may transfer or assign all or any part of its interest in this Security Agreement without the consent of Debtor or any other party. Debtor shall not sell, assign, transfer, encumber or convey any of its interests in the Collateral or in this Security Agreement without the prior written consent of RACC.

20. Entire Agreement. This Security Agreement and the Promissory Note constitute the entire agreement between and among the parties with respect to the subject matter hereof. There are no verbal understandings, agreements, representations or warranties not expressly set forth herein. Neither this Security Agreement nor the Promissory Note shall be changed orally, but only by writing signed by the parties hereto.

21. Miscellaneous. Time is of the essence hereof. RACC's failure to insist on performance of any of the terms and conditions contained in this Security Agreement or the Promissory Note or to exercise any right or benefit will not constitute a waiver unless the waiver is in writing, executed by an authorized representative of RACC. RACC's waiver of any default hereunder or thereunder will not thereafter waive those terms, conditions, rights or privileges, whether of the same or a similar type.

DEBTOR HEREIN ACKNOWLEDGES THAT DEBTOR HAS READ AND FULLY UNDERSTANDS ALL OF THE TERMS AND CONDITIONS OF THIS SECURITY AGREEMENT. BY EXECUTION HEREOF, THE UNDERSIGNED HEREBY CERTIFIES THAT HE/SHE IS DULY AUTHORIZED TO EXECUTE THIS SECURITY AGREEMENT IN THE CAPACITY STATED BELOW.

Executed as of this 31st day of December, 2002, at Wichita, Kansas.

Debtor: Great Lakes Aviation, Ltd.

        ----------------------
        (signature)    (title)

Address: 1022 Airport Parkway
         Cheyenne, Wyoming 82001

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RAYTHEON AIRCRAFT CREDIT CORPORATION

By:
    ---------------------------------
                  "RACC"